Exhibit 99.1

BROADRIDGE REPORTS FIRST QUARTER 2015 RESULTS
Reaffirms Full Year Guidance

LAKE SUCCESS, N.Y., November 6, 2014 – Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the first quarter of its fiscal year 2015.  Results for the three months ended September 30, 2014 compared with the same period last year were as follows:

•	Recurring fee revenues increased 4% to $358 million from $344 million

•	Total revenues increased 2% to $556 million from $545 million

•	Non-GAAP Net earnings decreased 24% to $37 million from $48 million

•	GAAP Net earnings decreased 27% to $33 million from $44 million

•	Non-GAAP Diluted earnings per share decreased 23% to $0.30 from $0.39

•	GAAP Diluted earnings per share decreased 28% to $0.26 from $0.36

•	Recurring revenue closed sales increased 114% to $32 million from $15 million

Commenting on the results, Richard J. Daly, President and Chief Executive Officer, said, “Building on the momentum we generated in fiscal year 2014, the first quarter firmly places us on track to achieve our full fiscal year guidance. I am satisfied with our results, particularly given the comparison to strong event-driven, trading, and trading related support activities in the first quarter last year. In the quarter, we delivered solid results driven by Net New Business growth and achieved record recurring revenue closed sales.”

Mr. Daly concluded, “Going forward, we remain confident that we are positioned well for continued success and in our ability to execute our growth strategy. As I have mentioned before, we are not relying on revenues from market-based activities to fuel our growth, but are focused on driving our recurring revenue closed sales and Net New Business performance.  Given our first quarter results and confidence in our business, we are reaffirming our fiscal year 2015 guidance including recurring fee revenue growth of 5% to 7% and Non-GAAP Diluted earnings per share of $2.42 to $2.52.”
Financial Results for First Quarter Fiscal Year 2015
For the first quarter of fiscal year 2015, Total revenues increased 2% to $556 million, compared to $545 million for the prior year period. The increase was driven by higher recurring fee revenues of $15 million, or 4%, reflecting contributions from Net New Business (defined as recurring revenue closed sales less recurring revenue client losses) and acquisitions, and higher distribution revenues of $3 million, or 2%. Event-driven fee revenues decreased $6 million, or 14%, primarily due to lower mutual fund proxy activity.
For the first quarter of fiscal year 2015, GAAP Net earnings decreased 27% to $33 million, compared to $44 million for the prior year period, primarily due to higher commissions related to the growth in closed sales, higher performance-based compensation expenses, and the continued expansion of our selling and marketing capabilities. Also, contributing to the decrease was a credit in the prior period resulting from a decline in the fair value of our obligations under contingent acquisition consideration arrangements.
Non-GAAP Net earnings were $37 million compared to $48 million for the same period last year. GAAP Pre-tax margins were 9.0% compared to 12.7% for the previous fiscal year primarily as a result of the aforementioned items. Non-GAAP Pre-tax margins were 10.1% compared to 13.8% for the same period last year.
GAAP Diluted earnings per share decreased to $0.26 per share, compared to $0.36 per share for the same period last year. Non-GAAP Diluted earnings per share were $0.30 compared to $0.39 per share for the same period last year. Acquisition

Amortization and Other Costs decreased GAAP Diluted earnings per share by $0.03 for both the three months ended September 30, 2014 and 2013.
During the first three months of fiscal year 2015, closed sales increased 108%, to $43 million, and recurring revenue closed sales increased 114%, to $32 million, from last year’s comparable period. Non-GAAP Free cash flows for the three months ended September 30, 2014 were $10 million. In addition, during the first quarter, the Company repurchased 0.4 million shares of Broadridge common stock at an average price of $42.70 per share.

Analysis of First Quarter Fiscal Year 2015
Investor Communication Solutions
Revenues for the Investor Communication Solutions segment increased $15 million, or 4%, to $394 million in the first quarter of fiscal year 2015 compared to $379 million in the first quarter of fiscal year 2014. Higher recurring fee revenues contributed $18 million and higher distribution revenues contributed $3 million to the increase in revenues, partially offset by a $6 million decrease in event-driven fee revenues, primarily due to lower mutual fund proxy activity. The growth in recurring fee revenues was driven primarily by Net New Business, acquisitions and higher internal growth from market-based activities. Pre-tax margins decreased by 1.1 percentage points to 9.6% mainly due to higher commissions and the continued expansion of our sales capabilities, which more than offset our contributions from the growth in revenues.
Securities Processing Solutions
Revenues for the Securities Processing Solutions segment decreased $3 million, or 2%, to $163 million in the first quarter of fiscal year 2015 compared to $166 million in the first quarter of fiscal year 2014. The decrease was primarily the result of lower trading related support activities. Pre-tax margins decreased by 3.5 percentage points to 15.9% primarily as a result of higher performance-based compensation expenses, the continued expansion of our sales capabilities and other investments, and the aforementioned decrease in revenues.
In connection with an organizational change made in 2014 in order to further align and enhance our portfolio of services, certain discrete services that were previously reported in our Securities Processing Solutions reportable segment are now reported within the Investor Communication Solutions reportable segment.  As a result, our prior period segment results have been revised to reflect this change in reporting segments.
Other
Pre-tax loss increased by $10 million in the first quarter of fiscal year 2015. This was primarily due to higher performance- based compensation expenses of $7 million, an acquisition related credit of $3 million in the prior year, higher interest expense of $2 million on our long-term borrowings, slightly offset by a $1 million decrease in foreign currency exchange gains.
Revolving Credit Facility Amendment
In August 2014, Broadridge entered into an amended and restated $750 million five-year revolving credit facility (the “Fiscal 2015 Revolving Credit Facility”), which replaced the $500 million five-year revolving credit facility entered into in September 2012. The Fiscal 2015 Revolving Credit Facility is comprised of a $670 million U.S. dollar tranche and an $80 million multi-currency tranche.
Fiscal Year 2015 Financial Guidance
Broadridge is reaffirming its full year guidance and expects:

•	Recurring fee revenue growth in the range of 5% to 7%, and total revenue growth in the range of 4% to 6%

•	Non-GAAP Pre-tax margins in the range of 17.3% to 17.7%, and GAAP Pre-tax margins in the range of 16.4% to 16.8%

•
Non-GAAP Diluted earnings per share in the range of $2.42 to $2.52, and GAAP Diluted earnings per share in the range of $2.29 to $2.39, based on diluted weighted-average shares outstanding of approximately 124 million shares

•	Free cash flows in the range of approximately $320 million to $370 million

•	Recurring revenue closed sales in the range of $110 million to $150 million
The Non-GAAP Pre-tax margins and Diluted earnings per share guidance ranges exclude the projected impact of Acquisition Amortization and Other Costs. Our guidance does not take into consideration the effect of any future acquisitions, additional debt or share repurchases.

Explanation of the Company’s Use of Non-GAAP Financial Measures
In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”) and should be viewed in addition to, and not as a substitute for, the Company’s reported results. These Non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. In addition, Broadridge believes this Non-GAAP information helps investors understand the effect of these items on reported results and provides a better representation of the Company’s performance. Accompanying this release is a reconciliation of these Non-GAAP measures to the comparable GAAP measures.

Our Non-GAAP measures, which include Net earnings, Diluted earnings per share and Pre-tax margins results, are adjusted to exclude the impact of Acquisition Amortization and Other Costs for the three months ended September 30, 2014 and 2013. Acquisition Amortization and Other Costs represent amortization charges associated with intangible asset values as well as other transaction costs associated with the Company’s acquisitions. Acquisition Amortization and Other Costs are recorded in our Cost of revenues in the Condensed Consolidated Statements of Earnings for the three months ended September 30, 2014 and 2013.

Free cash flows is a Non-GAAP measure and is defined by the Company as cash flows from operating activities, less capital expenditures and software purchases.
Earnings Conference Call
An analyst conference call will be held today, Thursday, November 6, 2014 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to www.broadridge-ir.com. The presentation will also be available to download and print approximately one hour before the webcast. Broadridge’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible on the same website.
About Broadridge
Broadridge Financial Solutions, Inc. (NYSE:BR) is the leading provider of investor communications and technology-driven solutions for broker-dealers, banks, mutual funds and corporate issuers globally. Broadridge’s investor communications, securities processing and business process outsourcing solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge’s infrastructure underpins proxy voting services for over 90% of public companies and mutual funds in North America, and processes more than $5 trillion in fixed income and equity trades per day. Broadridge employs approximately 6,700 full-time associates in 14 countries. For more information about Broadridge, please visit www.broadridge.com.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2015 Financial Guidance” section are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 (the “2014 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2014 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; declines in participation and activity in the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets;

Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Contact Information
Investors:
David Ng
Broadridge Financial Solutions, Inc.
Managing Director, Head of Investor Relations
(516) 472-5491

Broadridge Financial Solutions, Inc.
Condensed Consolidated Statements of Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2014	2013
Revenues	$555.8	$545.2
Cost of revenues	406.5	397.5
Selling, general and administrative expenses	91.7	73.5
Other expenses, net	7.6	4.9
Total expenses	505.8	475.9
Earnings before income taxes	50.0	69.3
Provision for income taxes	17.5	24.9
Net earnings	$32.5	$44.4
Basic earnings per share	$0.27	$0.37
Diluted earnings per share	$0.26	$0.36
Weighted-average shares outstanding:
Basic	119.8	119.1
Diluted	123.9	123.1
Dividends declared per common share	$0.27	$0.21

Broadridge Financial Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)

	September 30, 2014	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$331.3	$347.6
Accounts receivable, net of allowance for doubtful accounts of $2.9 and $3.3, respectively	361.1	424.8
Other current assets	83.2	108.2
Total current assets	775.6	880.6
Property, plant and equipment, net	84.5	88.3
Goodwill	854.1	856.1
Intangible assets, net	122.7	130.0
Other non-current assets	241.7	237.1
Total assets	$2,078.6	$2,192.1
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$108.9	$116.3
Accrued expenses and other current liabilities	190.0	306.6
Deferred revenues	65.1	61.5
Total current liabilities	364.0	484.4
Long-term debt	524.2	524.1
Deferred taxes	55.9	62.4
Deferred revenues	60.2	59.0
Other non-current liabilities	103.3	100.5
Total liabilities	1,107.6	1,230.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 120.0 and 119.5 shares, respectively	1.6	1.6
Additional paid-in capital	821.1	810.7
Retained earnings	974.0	973.9
Treasury stock, at cost: 34.5 and 35.0 shares, respectively	(831.4)	(834.8)
Accumulated other comprehensive income	5.7	10.3
Total stockholders’ equity	971.0	961.7
Total liabilities and stockholders’ equity	$2,078.6	$2,192.1

Broadridge Financial Solutions, Inc.
Segment Results
(In millions)
(Unaudited)

	Revenues
	Three Months Ended September 30,
	2014	2013

Investor Communication Solutions	$394.4	$379.1
Securities Processing Solutions	162.6	165.8
Foreign currency exchange	(1.2)	0.3
Total	$555.8	$545.2

	Earnings (Loss) before Income Taxes
	Three Months Ended September 30,
	2014	2013

Investor Communication Solutions	$37.7	$40.4
Securities Processing Solutions	25.9	32.2
Other	(17.8)	(8.0)
Foreign currency exchange	4.2	4.7
Total	$50.0	$69.3

In connection with an organizational change made in 2014 in order to further align and enhance our portfolio of services, certain discrete services that were previously reported in our Securities Processing Solutions reportable segment are now reported within the Investor Communication Solutions reportable segment.  As a result, our prior period segment results have been revised to reflect this change in reporting segments.

Broadridge Financial Solutions, Inc. Reconciliation of Non-GAAP to GAAP Measures
Earnings before Income Taxes, Net Earnings, and Diluted Earnings Per Share
(In millions, except per share amounts)

	Three Months Ended September 30,
	2014	2013
Adjusted Earnings before income taxes (Non-GAAP)	$56.4	$75.1
Acquisition Amortization and Other Costs	(6.4)	(5.8)
Earnings before income taxes (GAAP)	$50.0	$69.3
Adjusted Pre-tax margins (Non-GAAP)	10.1%	13.8%
Pre-tax margins (GAAP)	9.0%	12.7%

	Three Months Ended September 30,
	2014	2013

Adjusted Net earnings (Non-GAAP)	$36.7	$48.1
Acquisition Amortization and Other Costs, net of taxes	(4.2)	(3.7)
Net earnings (GAAP)	$32.5	$44.4

	Three Months Ended September 30,
	2014	2013
Adjusted Diluted earnings per share (Non-GAAP)	$0.30	$0.39
Acquisition Amortization and Other Costs, net of taxes	(0.03)	(0.03)
Diluted earnings per share (GAAP)	$0.26	$0.36

Note: Amounts in these tables may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Reconciliation of Non-GAAP to GAAP Measures
Earnings before Interest and Income Taxes (“EBIT”)
and Diluted Earnings Per Share Fiscal Year 2015 Guidance
(In millions, except per share amounts)

	Q1 FY15	FY15 Guidance Range
		Low	High
Adjusted EBIT (Non-GAAP)	$56	$464	$483
Acquisition Amortization and Other Costs	6	24	24
Interest and Other, net	(6)	(26)	(26)
Adjusted Earnings before income taxes (Non-GAAP)	56	462	480
Acquisition Amortization and Other Costs	(6)	(24)	(24)
Earnings before income taxes (GAAP)	$50	$438	$457

Adjusted EBIT margins (Non-GAAP)	10.1%	17.4%	17.8%
Adjusted Pre-tax margins (Non-GAAP)	10.1%	17.3%	17.7%
Pre-tax margins (GAAP)	9.0%	16.4%	16.8%

	FY15 Guidance Range
	Low	High
Adjusted Diluted earnings per share (Non-GAAP)	$2.42	$2.52
Acquisition Amortization and Other Costs	(0.13)	(0.13)
Diluted earnings per share (GAAP)	$2.29	$2.39

Note: Amounts in these tables may not sum due to rounding.

Guidance does not take into consideration the effect of any future acquisitions, additional debt and/or share repurchases.

Broadridge Financial Solutions, Inc.
Reconciliation of Non-GAAP to GAAP Measures
Free Cash Flows
(In millions)

	Q1 FY15	FY15 Guidance Range
		Low	High
Net Earnings (GAAP)	$33	$285	$297
Depreciation and amortization (includes other long-term assets)	25	100	105
Stock-based compensation expense	8	35	40
Other	(10)	(25)	(22)
Subtotal	57	395	420

Working capital changes	(34)	25	35
Long-term assets & liabilities changes	(6)	(25)	(15)

Net cash flows provided by operating activities	17	395	440

Net Cash Flows from Investing Activities
Capital expenditures and software purchases	(7)	(75)	(70)

Free cash flows (Non-GAAP)	$10	$320	$370

Note: Amounts in this table may not sum due to rounding.

Guidance does not take into consideration the effect of any future acquisitions, additional debt and/or share repurchases.